                                  EXHIBIT 3(a)
                                  ------------

                            ARTICLE OF INCORPORATION
                                       OF
                   THE BANK OF KENTUCKY FINANCIAL CORPORATION


KNOW ALL MEN BY THESE PRESENTS;


         That the undersigned, being a natural person of legal age, desiring to form a Corporation for profit under Kentucky Revised Statute 271B.2-010, et seq, does hereby certify:

         1. The name of the Corporation is THE BANK OF KENTUCKY FINANCIAL CORPORATION.

         2. The aggregate number of shares of stock which the Corporation shall have authority to issue is 1,000 shares with a par value of $5.00 each. Each share of stock shall have one (1) vote.

         3. The street address of the Corporation's initial registered office is 1065 Burlington Pike, Florence, Kentucky 41042 and the name of the Corporation's initial registered agent at said address is Robert W. Zapp.

         4. The mailing address of the Corporation's principal office is 1065 Burlington Pike, Florence, Kentucky 41042.

         5. The name and mailing address of the incorporator, who also shall serve as the initial member of the Board of Directors of this Corporation, is as follows:

                           Wilbert L. Ziegler
                           200 Covington Mutual Building
                           629 Madison Avenue
                           Covington, Kentucky 41011

         6. Commencing at the first shareholders meeting at which Directors are elected, and thereafter, the number of Directors of the Corporation shall be not less than nine (9) nor more than fifteen (15). The number of Directors to be elected at any annual meeting shall be set by Resolution adopted by the Board of Directors within the range as set forth herein. Except for the terms of the initial Director which shall expire at the first shareholders meeting at which Directors are elected, the terms of the Directors of the Corporation shall be staggered by dividing the total number of Directors in three groups with each group containing one-third of the total, as near as may be. The terms of Directors in the first group shall expire at the first annual shareholders meeting after their election, the terms of the second group shall expire at the second annual shareholders meeting after their election, and the terms of the third group shall expire at the third annual shareholders meeting after their election. At each annual shareholders meeting held thereafter, Directors shall be chosen for a term of three (3) years to succeed those whose terms expire. If at any time there are no shareholders of the Corporation, the then serving Directors of the Corporation are authorized to elect their successors. A Director may be removed prior to the expiration of the Director's term only for cause by the shareholders at a meeting called for the purpose of removing the Director.

         7. (A) The Board of Directors of the Corporation, in addition to all other powers conferred by law, shall have the power to cause the Corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (i) shares of any class or series issued by it, (ii) any security or other obligation of the Corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the Articles of the Corporation, and (iii) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the Articles of Incorporation of the Corporation.

            (B) The Corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the Corporation.

            (C) The authority granted in this Article 7 shall not limit the plenary authority of the Board of Directors of the Corporation to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities or other obligations issued by the Corporation or authorized by the Articles of Incorporation of the Corporation.

         8. Notwithstanding any provision of the Kentucky Revised Statutes requiring for any purpose the vote, consent, waiver or release of the holders of shares of the Corporation entitling them to exercise any proportion of the voting power of the Corporation or of any class or class thereof, such action, unless expressly otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the Corporation or of such class or classes; provided, however, that if the Board of Directors of the Corporation shall recommend against the approval of any of the following matters, the affirmative vote of the holders of shares entitling them to exercise not less than seventy-five percent (75%) of the voting power of the Corporation or of any class or classes of shares of the Corporation, which entitle the holders thereof to vote in respect of any such matter as a class, shall be required to adopt:

            (A) A proposed Amendment to the Articles of Incorporation of the
                Corporation;

            (B) A proposed amendment to the By-Laws of the Corporation;

            (C) A proposal to change the number of directors by action of the shareholders;

            (D) An agreement of merger or consolidation providing for the proposed merger or consolidation of the Corporation with or into one or more other Corporations;

            (E) A proposed combination or majority share acquisition involving the issuance of shares of the Corporation and requiring shareholder approval;

            (F) A proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of the assets, with or without the goodwill, of the Corporation; or

            (G) A proposed dissolution of the Corporation.

         9. No shareholder of the Corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such shares.

         IN WITNESS WHEREOF, Wilbert L. Ziegler has hereunto subscribed his name this 26th day of January, 1993.



                                  /s/ Wilbert L. Ziegler
                                  ---------------------------
                                  Wilbert L. Ziegler

COMMONWEALTH OF KENTUCKY
COUNTY OF KENTON

         Subscribed and sworn to and acknowledged before me, a Notary Public, in and for the Commonwealth of Kentucky, by the above named Wilbert L. Ziegler this 26th day of January, 1993.



                                  /s/ Lori Jean Fields Lee
                                  ---------------------------
                                  Notary Public
                                  Kentucky State at Large
                                  My Commission Expires: September 25, 1993

                                 FIRST AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                   THE BANK OF KENTUCKY FINANCIAL CORPORATION


KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned, Chairman of the Board of Directors of the Bank of Kentucky Financial Corporation, does hereby certify:

         1. The name of the Corporation is THE BANK OF KENTUCKY FINANCIAL CORPORATION.

         2. The text of the amendment to the Articles of Incorporation is as follows:

            Section 5 of the original Articles of Incorporation of THE BANK OF KENTUCKY FINANCIAL CORPORATION is amended to read in full as follows:

         5a. The name and mailing address of the incorporator of this Corporation is as follows:

             Wilbert L. Ziegler
             200 Covington Mutual Building
             629 Madison Avenue
             Covington, Kentucky 41011

          b. The names and mailing addresses of the individuals who shall serve as the initial directors of the corporation are as follows:

             R. C. Durr                               Robert W. Zapp
             Suite 260                                1065 Burlington Pike
             Fuller Square Building                   Florence, Kentucky 41042
             8100 Burlington Pike
             Florence, Kentucky 41042

             Rodney S. Cain                           Robert B. Sathe
             445 Bristow Road                         995 Chesterton Way
             Independence, Kentucky 41051             Cincinnati, OH 45230

             Ruth Seligman-Doering                    Mary Sue Rudicill
             15 Fairway Drive                         1065 Burlington Pike
             Southgate, Kentucky 41071                Florence, Kentucky 41042

             John E. Miracle, D.M.D.                  David E. Meyer
             461 Richwood Road                        1118 Panorama Drive
             Walton, Kentucky 41094                   Covington, Kentucky 41011

             Herbert H. Works
             3219 Crescent Avenue
             Erlanger, Kentucky 41018

The initial Directors may increase the number of initial directors to a total of initial directors not to exceed 15 by affirmative vote of a majority of the initial directors then serving who also may by affirmative vote of the majority then serving fill the vacancies created by any increase in the number of initial directors.

         3. The foregoing Amendment was adopted November 1, 1994.

         4. The Amendment was adopted by the Board of Directors of the Corporation without shareholder action. The Corporation as of the date of the Amendment's adoption did not have any shareholders.

         DATED this 1st day of November, 1994.



                                          /s/ R. C. Durr
                                          ---------------------------------
                                          R. C. Durr, Chairman of the Board
                                          THE BANK OF KENTUCKY
                                          FINANCIAL CORPORATION

COMMONWEALTH OF KENTUCKY
COUNTY OF BOONE

                                SECOND AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                   THE BANK OF KENTUCKY FINANCIAL CORPORATION


KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned, Chairman of the Board of Directors of the Bank of Kentucky Financial Corporation, does hereby certify:

         1. The name of the Corporation is THE BANK OF KENTUCKY FINANCIAL CORPORATION.

         2. The text of the amendment to the Articles of Incorporation is as follows:

            Section 2 of the original Articles of Incorporation of THE BANK OF KENTUCKY FINANCIAL CORPORATION is amended to read in full as follows:

            2. The aggregate number of shares of stock which the Corporation shall have authority to issue is 5,000,000 shares with a par value of $5.00 each. Each share of stock shall have one (1) vote.

         3. The foregoing Amendment was adopted February 17, 1995.

         4. The Amendment was adopted by the Board of Directors of the Corporation without shareholder action. The Corporation as of the date of the Amendment's adoption did not have any shareholders.

         DATED this 17th day of February, 1995.



                                           /s/ R. C. Durr
                                           ---------------------------------
                                           R. C. Durr, Chairman of the Board
                                           THE BANK OF KENTUCKY
                                           FINANCIAL CORPORATION

COMMONWEALTH OF KENTUCKY
COUNTY OF BOONE

         The foregoing document was executed and acknowledged before me, a Notary Public, in and for the Commonwealth of Kentucky, by R. C. Durr, Chairman of the Board of Directors of The Bank of Kentucky Financial Corporation this 17th day of February, 1995.



                                         /s/ Wilbert L. Ziegler
                                         --------------------------------------
                                         Notary Public
                                         My Commission Expires: October 8, 1998
                                         Kentucky State at Large

                                 THIRD AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                   THE BANK OF KENTUCKY FINANCIAL CORPORATION


KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned, President of the Bank of Kentucky Financial Corporation, does hereby certify:

         1. The name of the Corporation is THE BANK OF KENTUCKY FINANCIAL CORPORATION.

         2. The text of the amendment to the Articles of Incorporation is as follows:

            Section 2 of the original Articles of Incorporation of THE BANK OF KENTUCKY FINANCIAL CORPORATION is amended to read in full as follows:

            2. The aggregate number of shares of stock which the Corporation shall have authority to issue is 15,000,000 shares having no par value. Each share of stock shall have one (1) vote. Each share of stock of the Corporation with a par value of $5.00 each issued and outstanding as of April 16, 1999 shall, without further action, be a share of stock of the Corporation with no par value.

         3. The foregoing Amendment was recommended by the Board of Directors of the Corporation to the shareholders for approval at a meeting of the Board of Directors held March 19, 1999 and said Amendment was approved by shareholders of the Corporation at a meeting held April 16, 1999. There was only one class of shares entitled to vote on said Amendment. The number of outstanding shares entitled to vote at said meeting was 3,518.224; 2,547,173 shares were indisputably represented at said meeting and 2,535,557 shares were cast for the Amendment and 444 shares were cast against the Amendment. The number of shares cast for the Amendment was sufficient for approval by the shareholders of the Corporation.

         DATED this 27th day of April, 1999.



                                            /s/ Robert W. Zapp
                                            -------------------------------
                                            Robert W. Zapp, President
                                            THE BANK OF KENTUCKY
                                            FINANCIAL CORPORATION

COMMONWEALTH OF KENTUCKY
COUNTY OF BOONE

         The foregoing document was executed and acknowledged before me, a Notary Public, in and for the Commonwealth of Kentucky, by Robert W. Zapp, President of The Bank of Kentucky Financial Corporation this 27th day of April, 1999.



                                          /s/ Melissa A. Behler
                                          ------------------------------------
                                          Notary Public
                                          My Commission Expires: July 11, 2000
                                          Kentucky State at Large



                                       -2-